Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-161802) of AMCOL International Corporation and in the related Prospectus,

(2)	Registration Statement (Form S-8 No. 333-135491) pertaining to the AMCOL International Corporation 2006 Long-Term Incentive Plan,

(3)	Registration Statements (Form S-8 No. 333-110500, No. 333-68664, and No. 333-56017) pertaining to the AMCOL International Corporation 1998 Long-Term Incentive Plan,

(4)	Registration Statement (Form S-8 No. 333-00581) pertaining to the AMCOL International Corporation 1993 Stock Plan,

(5)	Registration Statement (Form S-8 No. 33-73348) pertaining to the AMCOL International Corporation 1987 Non-Qualified Stock Option Plan,

(6)	Registration Statement (Form S-8 No. 33-55540) pertaining to the AMCOL International Corporation Savings Plan,

of our reports dated March 16, 2010, with respect to the consolidated financial statements of AMCOL International Corporation and Subsidiaries, and the effectiveness of internal control over financial reporting of AMCOL International Corporation and Subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2009.

/s/ Ernst & Young LLP

Chicago, Illinois
March 16, 2010